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                                  EXHIBIT 21


                           SCHEDULE OF SUBSIDIARIES

    Following is a list of the registrant's subsidiaries at March 28, 1995:



                                           State of Incorporation
                Name                          or Organization
                ----                          ---------------

          The Bank of Newport                       Oregon

          The Commercial Bank                       Oregon

          Coban, Inc.                               Oregon

          Valley Commercial Bank                    Oregon